UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

Comcast Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 18, 2015, Comcast Corporation (“Comcast”) filed with the Securities and Exchange Commission a prospectus supplement to the prospectus contained in its Registration Statement on Form S-3 (File No. 333-191239) for the purpose of registering under the Securities Act of 1933, as amended, the offer and sale from time to time by certain of its selling shareholders of up to 2,655,008 shares of Comcast’s Class A common stock, par value $0.01 per share (the “Shares”). Comcast will not receive any proceeds from the sale of the Shares. Comcast is registering the offer and sale of the Shares to satisfy certain registration rights of the selling shareholders. The purpose of this Current Report on Form 8-K is to file the opinion of Comcast’s General Counsel regarding the validity of the Shares.

Item 9.01(d)	Exhibits

Exhibit Number	Description

5.1	Opinion of Arthur R. Block, Esq.

23.1	Consent of Arthur R. Block, Esq. (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: June 18, 2015	By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary